UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 14, 2018

ALBEMARLE CORPORATION
(Exact name of registrant as specified in charter)

Virginia	001-12658	54-1692118

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4350 Congress Street, Suite 700, Charlotte, North Carolina	28209

(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (980) 299-5700

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Asset Sale and Share Subscription Agreement

On December 14, 2018, Albemarle Corporation (“Albemarle”) and Albemarle Wodgina Pty Ltd, a wholly-owned subsidiary of Albemarle (“Albemarle Wodgina”), entered into an Asset Sale and Share Subscription Agreement (the “Agreement”) with Mineral Resources Limited (“MRL”) and Wodgina Lithium Pty Ltd, a wholly-owned subsidiary of MRL (“WLPL”), pursuant to which, on the terms and subject to the conditions set forth in the Agreement, WLPL will sell and transfer to Albemarle Wodgina a 50% interest (the “Sale Interest”) in certain assets comprising MRL’s Wodgina lithium project in Western Australia (the “Wodgina Project”, and such sale and purchase, the “Transaction”) for a purchase price of US$1.15 billion in cash, subject to adjustment as described below.

The Sale Interest will include a 50% legal and beneficial interest in the mining tenements owned by WLPL relating to the Wodgina Project, including all mineral rights within those tenements, other than rights to iron ore (which will be retained by WLPL) and tantalum (which will remain held by a third party).  The Sale Interest will also include a 50% legal and beneficial interest in the spodumene processing plant (the “Processing Plant”) and all of the other material physical infrastructure owned or to be constructed by WLPL or any of its affiliates that is required for the operation of the Wodgina Project (other than the crusher to be utilized in connection with the Wodgina Project, which will be retained and operated by an affiliate of WLPL, as described below, and certain other assets used in connection with the construction of the Wodgina Project) (the “Project Infrastructure”).  In addition, the Sale Interest will include the assumption of certain liabilities relating to the period following the completion of the Transaction (the “Completion”), including 50% of the financing lease liabilities for mobile mining equipment included in the Sale Interest.

The purchase price to be paid by Albemarle Wodgina for the Sale Interest at Completion is subject to an adjustment of up to $25 million (whether positive or negative) in the aggregate (i) for the value of certain inventory as of the date of the commissioning of the first stage of the Processing Plant (the “Economic Effective Date”) or as of Completion, as applicable, and (ii) to allocate equally between WLPL and Albemarle Wodgina the operational expenses and revenues of the Wodgina Project between the Economic Effective Date and Completion.

At Completion, Albemarle Wodgina will also acquire 50% of the share capital of Wodgina Lithium Operations Pty Ltd (the “Manager”), a company to be formed by WLPL prior to Completion, through which Albemarle Wodgina and WLPL will jointly manage the Wodgina Project after Completion.

Pursuant to the Agreement, WLPL is responsible for completing the construction and commissioning of all Project Infrastructure that has not yet been completed, at its own cost, and will transfer to the Manager custody and control to each item of completed Project Infrastructure upon the later of its commissioning and Completion.

Completion of the Transaction is subject to customary conditions, including notice from the Australian Federal Treasurer that there are no objections under the Australian government’s foreign investment policy, clearance from China’s State Administration for Market Regulation, Ministerial consent in relation to the transfer of the mining tenements, and consents from certain third parties in relation to agreements relating to the Wodgina Project.  If any condition to Completion is not satisfied, or is unlikely to be satisfied, by June 15, 2019 (the “Conditions Precedent Date”), either Albemarle Wodgina or WLPL may extend the Conditions Precedent Date to any date on or before December 15, 2019 (the “Final Conditions Precedent Date”).  Either WLPL or Albemarle Wodgina may terminate the Agreement if any of these conditions is not satisfied or waived by the Conditions Precedent Date (as it may be extended pursuant to the Agreement) or becomes incapable of being satisfied (and has not been waived) by the Final Conditions Precedent Date.

Each of WLPL and Albemarle Wodgina has made customary warranties and covenants in the Agreement, including, in the case of WLPL, covenants with respect to its operation of the Wodgina Project prior to Completion.

Albemarle has agreed to guarantee the obligations of Albemarle Wodgina under the Agreement.  MRL has agreed to guarantee the obligations of WLPL under the Agreement.

Joint Venture Agreement

Subject to, and concurrently with, Completion of the Transaction, WLPL, Albemarle Wodgina and the Manager will enter into a joint venture agreement (the “JVA”) pursuant to which WLPL and Albemarle Wodgina will form a 50/50 unincorporated joint venture for the exploration, development, mining, processing and production of lithium and other minerals (other than iron ore and tantalum) from the Wodgina Project (the “Wodgina JV”).  Any exercise by WLPL of its reserved rights to explore or recover iron ore from the tenements will be required to not adversely interfere with or impair the exploration and mining operations of the Wodgina JV.

The Wodgina JV will be managed by the Manager, with oversight by a management committee comprised of equal numbers of representatives from each of WLPL and Albemarle Wodgina (for so long as they each retain a 50% interest in the Wodgina JV).  The management committee will be required to approve key decisions regarding the Wodgina Project, including with respect to business plans and budgets.  For so long as each of WLPL and Albemarle Wodgina retains a 50% interest in the Wodgina JV, decisions of the management committee must be unanimous, except in the case of matters involving conflicts of interest for one of WLPL or Albemarle Wodgina (or their respective affiliates), in which case the representatives of the non-conflicted member will be entitled to make the relevant decision.

The JVA contemplates that Albemarle Wodgina and WLPL will, subject to necessary approvals, jointly fund, design, build and operate a refinery plant, in two stages, to convert spodumene concentrate from the Wodgina Project into lithium hydroxide, based on Albemarle’s core plant design that it will license to the Wodgina JV for these purposes.  Each stage of the refinery plant will be designed to have a production capacity of at least 50 ktpa of lithium hydroxide.

Pursuant to the JVA, each of Albemarle Wodgina and WLPL will be entitled to 50% of all minerals (other than iron ore and tantalum) recovered from the tenements and produced by the Wodgina JV.  Following Completion, pursuant to arrangements to be entered into at Completion, a subsidiary of Albemarle will manage the marketing and sales of lithium products produced by the Wodgina JV on behalf of each of Albemarle Wodgina and WLPL, including spodumene concentrate and, following the construction and commissioning of the refinery plant, lithium hydroxide.

At Completion, pursuant to the SPA, subsidiaries of MRL will enter into contracts with the Manager to provide the Wodgina JV, for the life of the mine, with crushing services (under a build, own and operate model), management services for the mine’s accommodation camp and airport, and mine to port haulage and ship loading of product from the Wodgina Project.

The JVA provides that each of Albemarle Wodgina and WLPL will be responsible for 50% of all operating costs of the Wodgina JV and all rehabilitation obligations of the Wodgina JV (including on cessation of operations), other than certain rehabilitation obligations relating to the period prior to Completion and to the exploration of the reserved iron ore and tantalum rights, which will be borne by the holders of those rights.

In addition, the JVA contains provisions customary for agreements of this type, including with respect to transfers of a party’s interests in the Wodgina JV and changes of control of and defaults by the parties to the Wodgina JV.

Forward-Looking Statements

Some of the information presented in this Current Report on Form 8-K, including, without limitation, information related to the Wodgina JV, plans and anticipated benefits in relation to the Wodgina JV, expected timing of Completion and all other information relating to matters that are not historical facts may constitute forward- looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Actual results could differ materially from the views expressed herein.  Factors that could cause actual results to differ materially from the outlook expressed or implied in any forward-looking statement include, without limitation: changes in economic and business conditions; changes in priorities, financial and operating performance of Albemarle’s major customers and industries and markets served by Albemarle; the timing of orders received from customers; the gain or loss of significant customers; competition from other manufacturers; changes in the demand for Albemarle’s products or the end-user markets in which its products are sold; the availability of financing; the satisfaction of conditions to Completion, including regulatory approvals; the occurrence of regulatory actions, proceedings, claims or litigation; and the other factors detailed from time to time in the reports Albemarle files with the SEC, including those described under “Risk Factors” in its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.  These forward-looking statements speak only as of the date of this press release.  Albemarle assumes no obligation to provide any revisions to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALBEMARLE CORPORATION

Date: December 17, 2018	By:	/s/ Karen G. Narwold
Karen G. Narwold
Executive Vice President and Chief Administrative Officer